                                                                   EXHIBIT 10.64


[Confidential treatment is being sought for certain portions of this exhibit, as indicated by a"[*]" symbol and footnoted as "omitted pursuant to Rule 24b-2." Such omitted portions have been filed with the Securities and Exchange Commission.]

================================================================================


               MASTER SERVICES AND INTELLECTUAL PROPERTY AGREEMENT

                                     BETWEEN

                  FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.

                                       AND

                        FIDELITY NATIONAL FINANCIAL, INC.

================================================================================

                                TABLE OF CONTENTS

1.0    DEFINITIONS  ..........................................................3

2.0    DEVELOPMENT OF TECHNOLOGY AND SERVICES.................................6

3.0    TRANSFER AND DELIVERY OF TECHNOLOGY....................................8

4.0    TESTING AND ACCEPTANCE OF TECHNOLOGY...................................9

5.0    LICENSE GRANTS AND RESTRICTIONS........................................9

6.0    OWNERSHIP OF TECHNOLOGY...............................................10

7.0    INFORMATION SECURITY AND CONTINUITY PLANNING SERVICES.................11

8.0    FNF WEBSITES..........................................................12

9.0    HARDWARE PROCUREMENT..................................................12

10.0   PAYMENTS AND ACCOUNTING...............................................12

11.0   TERM AND TERMINATION..................................................13

12.0   CONFIDENTIAL INFORMATION..............................................14

13.0   REPRESENTATIONS AND WARRANTIES........................................15

14.0   INDEMNIFICATION.......................................................16

15.0   DISCLAIMER OF WARRANTIES; LIMITATION OF LIABILITY.....................17

16.0   MISCELLANEOUS.........................................................18

               MASTER SERVICES AND INTELLECTUAL PROPERTY AGREEMENT

        This MASTER SERVICES AND INTELLECTUAL PROPERTY AGREEMENT (the "MASTER AGREEMENT") is made effective January 1, 2003 (the "EFFECTIVE DATE") by and between Fidelity National Information Solutions, Inc., a Delaware corporation ("FNIS"), with a principal place of business at 2510 Red Hill Avenue, Santa Ana, California 92705, U.S.A., and Fidelity National Financial, Inc., a Delaware corporation, on behalf and for the benefit of itself and its Affiliates other than FNIS ("FNF"), with a principal place of business at 4050 Calle Real, Santa Barbara, California 93110, U.S.A.

                                    RECITALS

        A. FNF is a real estate service company that provides title insurance and performs other title-related services such as real estate information and technology services;

        B. FNIS is a comprehensive provider of business communications and information technology solutions including electronic data processing, facilities management, systems integration, systems development, telecommunications and related services;

        C. FNF and MicroGeneral Corporation, a wholly-owned subsidiary of FNIS, previously entered into a System Development, Maintenance and Information Technology Services Master Agreement on or about May 23, 2001, as amended and restated on July 9, 2002;

        D. The parties now desire to terminate such prior agreement and any other prior agreements between the parties regarding the subject matter hereof (the "PRIOR AGREEMENTS") and replace them with this Master Agreement; and

        E. The parties desire to set forth the general terms and conditions under which FNIS will offer communications and information technology services to FNF and to memorialize the ownership of certain intellectual property;

        NOW, THEREFORE in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties to this Master Agreement (hereinafter collectively, "PARTIES" and individually, a "PARTY") agree as follows:

                                    AGREEMENT

1.0 DEFINITIONS

        1.1 "Affiliate" means any entity, specifically excluding FNIS, which is controlled by or under common control with FNF, with "control" meaning ownership of more than fifty percent (50%) of the voting stock of the entity, or in the case of a non-corporate entity, an equivalent interest.

        1.2 "Components" means any specific component(s) of the New Development(s) developed by FNIS hereunder which are not the New Development(s), whether competitive with the New Development(s) or not.

        1.3 "Confidential Information" means information which is marked as confidential or proprietary, is identified as confidential or proprietary through oral communications at the time of the disclosure, or, based on the circumstances surrounding said disclosure, would be considered confidential or proprietary by a reasonable party to the disclosure. By way of example but not limitation, the FNF Data shall be the Confidential Information of FNF, and FNIS Data shall be the Confidential Information of FNIS. Each party's know-how, network design and equipment configurations and techniques relating to network and network management developed or utilized during the course of this Master Agreement is the Confidential Information of such party. The terms of this Master

Agreement, including pricing and financial data, discussions, negotiations and proposals from one party to the other party related directly hereto and invoices and service records shall be Confidential Information of both parties. Confidential Information does not include any portion of the Confidential Information which: (i) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known in the industry; (ii) was possessed by the receiving party without any obligation of confidentiality prior to receiving the Confidential Information; (iii) is rightfully obtained by the receiving party without restriction on disclosure; or (iv) is independently developed by the receiving party without any use of the Confidential Information.

        1.4 "Data" means all data collected by the parties in accordance with this Master Agreement or the Prior Agreements, including, but not limited to the FNF Data and the FNIS Data.

        1.5 "Deliverables" means the software, technology, systems, or other materials to be developed or delivered by or for FNIS in the course of providing the Services to FNF during the Term and more fully described in this Master Agreement, including those described in the applicable Statement(s) of Work.

        1.6 "Documentation" means implementation notes, training materials, technical reference materials, operating manuals, users' manuals, programming manuals, modification manuals, flow charts, drawings and software listings designed to assist a user's or developer's understanding or application of software, technology, systems or processes.

        1.7 "End User" means a sublicensee and user of the FNIS Sublicensable Technology who has sublicensed the FNIS Sublicensable Technology directly from FNF in accordance with this Master Agreement.

        1.8 "FNF Data" means (a) all data or information regarding FNF's business, including information relating to customers, employees, technology, operations, facilities, consumer markets, products, capacities, systems, procedures, security practices, research, development, business affairs and finances; (b) all data or information regarding or relating to FNF's business created and compiled by FNF; and (c) the data created and/or generated by the product(s) set forth under the heading "FNF Data" in Schedule 2 attached hereto (the "Description of Data") or the applicable Statement of Work.

        1.9 "FNF Hardware" means all hardware which is used by either of the parties to provide and/or run the Technology in accordance with this Master Agreement which is identified as "FNF Hardware" in Schedule 3 attached hereto (the "Description of Hardware") and/or in the Statement(s) of Work as "FNF Hardware," and/or is purchased, leased, or otherwise acquired by FNIS for or on behalf of FNF pursuant to performance of Services, including any and all related Documentation and third-party software procured by FNIS on behalf of FNF to install and/or run the FNF Hardware pursuant to Section 9.0 hereof (the "Hardware Procurement").

        1.10 "FNF Service Location" means any site or facility owned, leased or controlled by FNF, and where Services shall be performed in connection with this Master Agreement and/or the Statement(s) of Work.

        1.11 "FNF Technology" means (a) FNF Data, (b) FNF proprietary materials developed by or for FNF prior to the execution of this Master Agreement and described in Schedule 1 attached hereto (the "Description of Technology") as "FNF Technology"; and (c) New Development.

        1.12 "FNF Website" means any website, sub-site or technology community within such website or sub-site created by or for FNF where such website, sub-site or technology community within such website or sub-site is/are either owned or controlled by FNF.

        1.13 "FNIS Data" Unless otherwise agreed in a Statement of Work, FNIS Data means (a) all data or information regarding FNIS' business, including information relating to customers, employees, technology, operations, facilities, consumer markets, products, capacities, systems, procedures, security practices, research, development, business affairs and finances, but excluding FNF Technology and (b) all data or information regarding

FNIS' business created and compiled by or for FNIS; and (c) the data created and/or generated by the product(s) set forth under the heading "FNIS Data" in the Description of Data or the applicable Statement of Work.

        1.14 "FNIS Hardware" means all hardware which is used by either of the parties to provide and/or run the Technology in accordance with this Master Agreement which is not purchased by or on behalf of FNF , and/or which is identified as "FNIS Hardware" in Schedule 3 attached hereto (the "Description of Hardware" and/or in the Statement(s) of Work as "FNIS Hardware," including any and all related Documentation and third-party software procured to install and/or run the FNIS Hardware. FNIS Hardware is wholly owned and operated by FNIS in its sole discretion.

        1.15 "FNIS Nonsublicensable Technology" means all the technology described in the Description of Technology and/or in Statement(s) of Work as "FNIS Nonsublicensable Technology," including any and all related Documentation, Upgrades, Updates and test suites thereto provided by FNIS to FNF under the Prior Agreements, this Master Agreement and/or the Statement(s) of Work. FNIS Nonsublicensable Technology may include FNIS proprietary technology or third party technology.

        1.16 "FNIS Service Location" means any location owned, leased, or controlled by FNIS and from or at which FNIS provides Services in connection with this Master Agreement and/or the Statement(s) of Work, other than FNF Service Locations.

        1.17 "FNIS Sublicensable Technology" means all the technology and FNIS Data described in the Description of Technology and/or in Statement(s) of Work as "FNIS Sublicensable Technology," including any and all related Documentation, Upgrades, Updates and test suites thereto provided by FNIS to FNF under the Prior Agreements, this Master Agreement and/or the Statement(s) of Work. FNIS Sublicensable Technology may include FNIS proprietary technology or third party technology.

        1.18 "FNIS Technology" means the FNIS Nonsublicensable Technology and the FNIS Sublicensable Technology.

        1.19 "Intellectual Property Rights" means worldwide common law and statutory rights associated with (a) patents and patent applications; (b) works of authorship, including copyrights, copyright applications, copyright registrations and "moral" rights; (c) the protection of trade and industrial secrets and confidential information; (d) other proprietary rights relating to intangible intellectual property; (e) analogous rights to those set forth above; and (f) divisions, continuations, renewals, re-issuances and extensions of the foregoing (as applicable) now existing or hereafter filed, issued or acquired.

        1.20 "New Development" means all the technology described in the Description of Technology and/or developed pursuant to the Statement(s) of Work as "New Development," including any and all related Documentation, Upgrades, Updates, and test suites thereto provided by FNIS to FNF under the Prior Agreements, this Master Agreement and/or the Statement(s) of Work. New Development includes the Deliverables.

        1.21 "Residuals" means any nonspecific software coding techniques developed by FNIS in the course of performing Services and maintained in the unaided human memory of the developer(s).

        1.22 "Services" means all services described in Schedule 4 attached hereto (the "Description of Services") and/or in the Statement(s) of Work.

        1.23 "Statement of Work" means separate written agreement(s) executed by the parties which generally follow the suggested form statement of work guidelines set forth as Schedule 7 attached hereto (the "Statement of Work Guidelines") describing (a) the Services to be provided to FNF by FNIS, such as technical specifications, development milestones, Service Level agreements and maintenance terms; (b) fees and/or costs to be paid to FNIS for such Services, and (c) any other terms mutually agreed upon by the parties.

        1.24 "Technology" means, collectively, the FNIS Technology and the New Development.

        1.25 "Third Party Software" means all software, technology, Documentation and related services owned or provided by a third party and validly licensed to and used by FNIS in connection with the Services, including without limitation in any Deliverable, other than FNIS Technology.

        1.26 "Third Party Data" means all data or information created, compiled, or provided by a third party including information relating to customers, employees, technology, operations, facilities, consumer markets, products, capacities, systems, procedures, security practices, research, development, business affairs and finances and provided to either FNF or FNIS in connection with the Services including any Deliverable.

        1.27 "Update" means a release of the FNIS Technology or New Development containing substantially only defect corrections, minor new features, functionalities and/or performance enhancements.

        1.28 "Upgrade" means a release of the FNIS Technology or New Development containing major new features or functionalities.

The following additional initially capitalized terms are defined in the referenced sections of this Master Agreement:

                  ---------------------------------------------------
                      DEFINED TERM                      SECTION
                  ---------------------------------------------------
                      Effective Date                   Introductory
                                                        Paragraph
                  ---------------------------------------------------

                      Emergency Services                  2.10
                  ---------------------------------------------------
                      Fees                                10.1
                  ---------------------------------------------------
                      FNF                              Introductory
                                                        Paragraph
                  ---------------------------------------------------
                      FNF Offering                         5.6
                  ---------------------------------------------------
                      FNIS                             Introductory
                                                         Paragraph
                  ---------------------------------------------------
                      FNIS Taxes                           10.2
                  ---------------------------------------------------
                      Input                                 5.6
                  ---------------------------------------------------
                      Procurement Services                  9.1
                  ---------------------------------------------------
                      Project Coordinator                  2.11
                  ---------------------------------------------------
                      Prior Agreements                  Recital D
                  ---------------------------------------------------
                      Service Levels                        2.6
                  ---------------------------------------------------
                      Term                                 11.1
                  ---------------------------------------------------
                      Transition Fees                      11.6
                  ---------------------------------------------------
                      Transition Period                    11.6
                  ---------------------------------------------------

2.0 DEVELOPMENT OF TECHNOLOGY AND SERVICES

        2.1 Undertaking. FNIS will design and develop the Deliverable(s), provide the Services, and provide any additional technology and development, including, by way of example but not limitation, infrastructure technology and development, in conformance with the with this Master Agreement including the Description of Services and the Statement(s) of Work.

        2.2 Obligations in Support. In order to help ensure the timely and satisfactory completion of FNIS' development work under a Statement of Work, FNIS will deploy throughout the development sufficient and qualified personnel, and other necessary resources to complete FNIS' development work, such personnel and resources as deemed or determined necessary by FNIS in its reasonable discretion. Unless otherwise agreed in a Statement of Work, the Services shall be provided at a FNF Service Location or a FNIS Service Location.

        2.3 Status Reports. FNIS will provide to FNF status reports, if any, detailing the status of the development work described in the Statement(s) of Work in accordance with the reporting terms, if any, contained in those Statement(s) of Work.

        2.4 Change Requests. Changes impacting full compliance with a Statement of Work or Fees (hereinafter defined) payable are only valid if implemented in accordance with the following change request procedure. FNF may request any change to Specifications or a Statement of Work by setting forth the proposed change in reasonable detail in a writing (including e-mail) submitted to FNIS ("CHANGE REQUEST"). FNIS shall respond in writing to Change Requests within ten
(10) business days of receipt, in each case, setting forth the expected effect of incorporating the requested change, including, as appropriate, the impact of a Statement of Work and any additional Fees which FNIS would require in order to make the requested change, and the amended timetable to make such changes ("CHANGE RESPONSE"). Such additional Fees shall either be at a mutually agreed upon fixed amount or if the parties do not so agree, shall be quoted on a time and materials basis in accordance with the schedule of development Fees set forth in the Services fee schedule set forth as Schedule 6 attached hereto (the "SERVICES FEE SCHEDULE"). FNF shall respond within fifteen (15) business days of receipt of the Change Response informing FNIS whether it agrees with FNIS' description of the anticipated impact and additional terms, if any, proposed in the Change Response. If and when FNF agrees in writing or by email to the terms and conditions outlined in the Change Response as set forth in the previous sentence, or the parties mutually agree in writing to a revised Change Response, FNIS shall promptly begin to implement the agreed changes upon the agreed upon, amended timetable set forth in the Change Response.

        2.5 Third Party Software and Third Party Data. Only upon mutually agreed to terms, FNIS shall acquire and secure for the benefit of FNF any and all Third Party Software that may be necessary or advisable to perform FNIS obligations hereunder, or as may be agreed in a Statement of Work. Unless otherwise agreed in a Statement of Work, all Third Party Software and Third Party Data shall be:
(a) commercially available software with standard end user license agreements assignable to FNF; or (b) acquired from a mutually agreed upon vendor under terms and conditions approved in advance and in writing by mutual agreement of the parties. FNIS shall disclose to FNF any discounts, rebates, returns, upgrades, bug fixes, service packs or service agreements associated with such Third Party Software and Third Party Data. FNF and FNIS shall negotiate in good faith appropriate adjustment (if any) of FNIS fees to reflect the same. Third Party Software and Third Party Data costs will be included in Fees quoted in the Technology fee schedule set forth as Schedule 5 attached hereto (the "TECHNOLOGY FEE SCHEDULE"), Services Fee Schedule, or the Statement of Work.

        2.6 Measurement and Monitoring Tools. If requested by FNF, and the parties reach mutually agreed to terms and conditions, including, but not limited to the financial remuneration from FNF to FNIS for the measuring and monitoring herein requested, FNIS shall measure and monitor its compliance with any performance levels, service levels and other standards identified in the Description of Services or a Statement of Work (collectively, the "SERVICE LEVELS"). Such measurement and monitoring shall permit reporting at a level of detail sufficient for FNF to verify compliance with the Service Levels. FNF shall have the right to require FNIS to outsource its responsibilities with respect to monitoring any Service Level established under any Statement of Work. FNF shall further have the right to audit FNIS compliance with the Service Levels hereunder at any FNF Service Location upon notice or at any FNIS Service Location upon reasonable prior notice on a quarterly basis, unless otherwise agreed in an individual Statement of Work.

        2.7 FNIS Project Staff and Subcontracting. Unless otherwise agreed in a Statement of Work, FNIS shall have the right to either appoint FNIS project staff or to subcontract any portion of the Services, provided in the case of subcontractors, FNIS executes written agreements with each subcontractor that contain terms no less protective of FNF's Confidential Information as the provisions in Section 12.0 herein. FNIS is solely responsible for all payments of fees and expenses to such subcontractors and for the work and activities of each of its subcontractors, including compliance with the applicable terms and provisions of this Master Agreement.

        2.8 Licenses and Permits. Each party shall cooperate with and provide reasonable assistance to the other party in obtaining any licenses, consents, approvals, permits and other authorizations as may be necessary or advisable for the performance of this Master Agreement and any Statement of Work.

        2.9 Data Migration. FNIS shall not modify, compile, store or format FNF Data in a manner that is not compatible with readily portable, off-the-shelf database applications.

        2.10 Emergency Services. From time to time it may be necessary for FNF to request FNIS to provide certain services on an emergency basis ("EMERGENCY SERVICES"). The parties acknowledge and agree that the exigencies of such situations may make the execution of a Statement of Work impracticable and that, in such situations, FNIS may take action, including commitment of time, resources and effort, to perform Emergency Services if and only if FNIS is qualified and able to provide such Emergency Services, and such Emergency Services are billed at the rate of $175 per hour in accordance with Section 10.1 hereof. The parties shall honor commitments and actions that were reasonable under the circumstances, and shall endeavor to execute a Statement of Work as soon as practicable. To the extent the parties disagree about whether any particular services are Emergency Services, they will refer the disagreement to the resolution process identified in Section 16.5.

        2.11 Project Coordinators. Each party shall appoint an individual (the "PROJECT COORDINATOR") who shall serve on a dedicated basis as the primary representative for such party for a given Service under this Master Agreement. The Project Coordinator shall (a) have overall responsibility for managing and coordinating the performance of such party's obligations under this Master Agreement and any Statement(s) of Work; (b) be authorized to act for and on behalf of such party with respect to all matters relating to this Master Agreement and the Statement(s) of Works; and (c) appoint the individuals who shall be primarily responsible for supervising performance under the Description of Services or Statement(s) of Work.

        2.12 FNIS Staffing. At any time during the Term, FNF may communicate to FNIS any objections or concerns FNF may have with respect to personnel, subcontractors and/or Project Coordinators selected by FNIS to perform the Services. FNIS will use commercially reasonably efforts to address FNF's objections or concerns. FNIS may, upon request from FNF, replace or reassign such individuals or subcontractors; provided, however, that FNIS shall be entitled to charge FNF with any reasonable and mutually agreed fees, costs or expenses resulting from staffing changes requested by FNF and approved by FNIS.

        2.13 Performance Review. The responsible FNF and FNIS managers for a given Service will meet when reasonably requested by either party to review the performance of either party under this Master Agreement. At the request of either party, written or taped minutes of such meetings may be kept.

3.0 TRANSFER AND DELIVERY OF TECHNOLOGY

        3.1 Deliverables. FNIS will deliver the relevant Deliverables on a schedule and in the form set forth in the applicable Statement of Work. In addition, FNIS will provide to FNF such Documentation as may be reasonably agreed to by the parties in writing in the applicable Statement(s) of Work. FNIS will provide software development services on a time and materials basis unless otherwise mutually agreed in writing by the parties.

        3.2 Delays. Time is of the essence and FNIS' completion and delivery to FNF of Deliverables and Documentation thereto in accordance with the schedule set forth in the Statement(s) of Work are important to the success of FNF and FNIS. FNIS must provide FNF with written notice of any expected delay within a reasonable time of becoming aware of such expected delay. If FNIS becomes aware that the delivery of any Deliverable may be late, or if any Deliverable cannot be delivered to FNF, the parties shall meet promptly upon written request for such meeting by FNF or FNIS following notice of said delay to develop a plan to cure such late delivery.

4.0 INTENTIONALLY DELETED

5.0 LICENSE GRANTS AND RESTRICTIONS

        5.1 FNIS' License Grant and Restrictions for the FNIS Nonsublicensable Technology. Unless otherwise agreed in a Statement of Work, FNIS hereby grants to FNF a limited, revocable, non-exclusive, nontransferable, nonsublicensable, worldwide, royalty-free license to use the FNIS Nonsublicensable Technology, the sole purpose of maintaining FNF's business operations during the Term hereof.

        5.2 FNIS' License Grant and Restrictions for FNIS Sublicensable Technology. FNIS hereby grants to FNF a limited, revocable, non-exclusive, sublicensable, worldwide license to use the FNIS Sublicensable Technology, on financial terms mutually agreed to by the parties, for the purposes of (i) maintaining FNF's business operations during the Term hereof; and (ii) to sublicense to End Users during the Term hereof in accordance with the following terms and restrictions:

                a. Copies. FNF may make unlimited copies of the FNIS Sublicensable Technology for the purpose of sublicensing to End Users in accordance with this Section 5.2; and

                b. Sales. FNF may market, demonstrate, copy, perform services with, reproduce, sublicense, or otherwise sell or distribute through FNF's own sales and/or distribution channels to End Users the FNIS Sublicensable Technology or any part thereof in binary form, solely for use by that End User; and

                c. Written Sublicense Agreements. FNF will enter into a written sublicense agreement with each End User which will include terms that are no less protective of FNIS and FNIS' Intellectual Property Rights than those in this Master Agreement, and each such written sublicense agreement will include terms that include standard warranty disclaimers and limitations that are substantially similar to those set forth on Schedule 8 attached hereto (the "END USER TERMS AND CONDITIONS"); and

                d. License Fees. FNIS shall provide FNF FNIS Sublicensable Technology without fees, royalties or other charges; provided, however the parties may agree from time to time that FNIS will only provide certain FNIS Nonsublicensable Technology for use and/or FNIS Sublicensable Technology to FNF for sublicense if FNF pays mutually agreed license Fees. Such license Fees and any associated changes to the scope of the license grant will only apply if the parties mutually agree in writing signed by an authorized officer of each party, whether in the Technology Fee Schedule, a Statement of Work or otherwise.

                e. Quarterly Reports; Audit Rights. FNF shall provide to FNIS quarterly, written reports of all FNIS Sublicensable Technology sublicensed to each End User and any financial payments due to FNIS in accordance with this
Section 5.2 during the previous quarter. In any transaction in which Fees are to be paid for the FNIS Sublicensable Technology by FNF in accordance with financial terms mutually agreed to by the parties in writing, or the Technology Fee Schedule to FNIS, FNF shall keep complete, clear, and accurate records regarding the services performed, the parties' obligations, the revenues generated, the shipments made, the payments made, the calculation of Fees and costs payable in connection with the Technology Fee Schedule, and all other data relevant to the FNF's obligations thereunder. FNIS shall have the right, upon no less than ten (10) calendar days prior written notice, to have an inspection and audit of the FNF' relevant books and records conducted by an independent audit professional chosen and paid by the FNIS no more than twice annually, during regular business hours, at the FNF's offices and in a manner that does not interfere with regular business operations. If an audit discloses a discrepancy, FNF shall immediately pay to FNIS the amount of the discrepancy, and if the discrepancy is five (5%) percent or more below the amount actually due to or paid by FNF hereunder, then the FNF shall also bear the costs of the audit. This provision shall survive any termination or expiration of this Master Agreement for a period of two (2) years;

                f. End User Sublicensing Data. FNF shall own all data regarding its sublicenses of any FNIS Sublicensable Technology, including its quarterly reports. FNIS may access and use such data for the purposes of providing the Services, such as end user customer support, but not any other purpose without the prior written consent of FNF; and

                g. Additional Sublicensing Terms and Conditions. FNF's sublicense of any FNIS Sublicensable Technology shall be further restricted by any additional sublicensing provisions applicable in detail to any given application(s) and/or component(s) comprising the FNIS Sublicensable Technology as such additional terms and conditions are also set forth in the Technology Fee Schedule or any applicable Statement of Work between the parties.

        5.3 Derivative Works. FNF may not create derivate works of the FNIS Technology, without FNIS' prior written consent to be given in FNIS sole discretion, and with FNF and FNIS to agree to any financial terms and payments to FNIS for allowing FNF to create such derivative works.

        5.4 No Reverse Engineering. FNF shall not modify, reverse engineer, decompile or disassemble the FNIS Technology (other than that provided in source code to FNF hereunder) or any part thereof. FNIS shall not modify, reverse engineer, decompile or disassemble the FNF Technology (other than that provided in source code to FNIS hereunder, and any Component(s) licensed to FNIS pursuant to a Statement of Work with rights to modify source code) or any part thereof.

        5.5 FNF's License Grant and Restrictions for the FNF Technology.

                a. FNF's License Grant. FNF hereby grants to FNIS a limited, royalty-free, non-revocable, non-exclusive, transferable, worldwide license and sublicense to use the New Development and prepare derivative works thereof solely for the purposes of providing Services in accordance with the terms of this Master Agreement during the Term hereof.

                b. Restrictions on FNF's License Grant. For the absence of doubt, FNIS has no right to use the FNF Technology for commercial purposes without separate written agreement of FNF, and may not sell, rent, loan or otherwise use or transfer the FNF Technology to any third party. However, FNIS may use any Residuals derived from developing the FNF Technology for any purposes whatsoever. FNF grants FNIS no rights in Components generally, but the parties may agree that FNF will license particular Components to FNIS in the applicable Statement of Work.

        5.6 Input. FNIS has no obligation to give FNF any suggestions, comments, feedback or other input ("INPUT") on Deliverables, FNF Technology, or any other FNF products, services, technologies, and related specifications or other documentation ("FNF OFFERING"). Accordingly, if FNIS does give FNF Input on any FNF Technology, FNIS agrees FNF may freely use, reproduce, license, distribute, and otherwise commercialize such Input in any FNF Offering.

6.0 OWNERSHIP OF TECHNOLOGY

        6.1 FNIS Technology. FNIS asserts that FNIS and/or FNIS' suppliers own the FNIS Technology and associated Intellectual Property Rights. FNF agrees that, as between FNIS and FNF, FNIS is the owner of the FNIS Technology and the associated Intellectual Property Rights. Nothing herein shall be deemed a transfer or assignment to FNF of the FNIS Technology, any portion thereof, or any Intellectual Property Rights related thereto.

        6.2 FNF Technology. The parties acknowledge and agree that FNF owns all right, title and interest in and to FNF Technology, unless otherwise explicitly agreed in a Statement of Work.

                a. FNF Ownership. Unless otherwise explicitly agreed in a Statement of Work, to the extent any Deliverable hereunder includes material subject to copyright, FNIS agrees that the Deliverable (excluding any FNIS Technology included therein) is done as a "work made for hire" as that term is defined under U.S. copyright law, and that as a result, FNF shall own all copyrights in the Deliverable. To the extent that the

Deliverable does not qualify as a work made for hire under applicable law, and to the extent that the Deliverable includes material subject to copyright, patent, trade secret, or other Intellectual Property Right protection, FNIS hereby assigns to FNF, its successors and assigns, all right, title and interest in and to the Deliverable (excluding any FNIS Technology included therein), including all copyrights, patents, trade secrets, and other proprietary rights therein (including renewals thereof). FNIS shall execute and deliver to FNF such additional instruments, and take such other actions, as FNF may reasonably request to confirm, evidence or carry out the grants of rights contemplated by this paragraph. FNIS' obligations under this paragraph will apply both during and indefinitely after the Term. FNIS hereby appoints FNF (and its duly authorized officers and agents) as FNIS' agent and attorney-in-fact, to act in FNIS' stead to execute and deliver any such additional instrument and take such other actions, with the same legal force and effect as if done by FNIS, should FNIS for any reason whatsoever fail to promptly execute or deliver any such instrument or take such other actions as described herein.

                b. Other Rights. If FNIS has any rights to the FNF Technology that cannot be assigned as described above, FNIS unconditionally and irrevocably
(i) waives the enforcement of such rights and all claims and causes of action of any kind against FNF with respect to such rights, and agrees, at FNF's expense, to consent to join in any action to enforce such rights, or (ii) in the case where such rights cannot be assigned or waived, grants to FNF, during the term of such rights, a royalty-free, exclusive, perpetual, irrevocable and worldwide license to fully exercise all such rights akin to ownership, with rights to sublicense through multiple levels of sublicensees.

7.0 INFORMATION SECURITY AND CONTINUITY PLANNING SERVICES

        7.1 FNF Security Procedures. FNF shall maintain and enforce at the FNF Service Locations reasonable physical safety and security procedures and communicate them to FNIS. FNF shall be responsible for any failures of FNF to comply with reasonable FNF physical safety and security procedures then in effect at the applicable FNF Service Locations or reasonable physical safety and security procedures then in effect at the applicable FNIS Service Locations, to the extent that such non-compliance causes damages to FNIS.

        7.2 FNIS Security Procedures. FNIS shall maintain and enforce at the FNIS Service Locations reasonable physical safety and security procedures and communicate them to FNF. FNIS shall be responsible for any failures of FNIS or its subcontractors to comply with reasonable FNIS physical safety and security procedures then in effect at the applicable FNIS Service Locations or reasonable physical safety and security procedures then in effect at the applicable FNF Service Locations, to the extent that such non-compliance causes damages to FNF.

        7.3 FNIS Compliance. FNIS shall comply at the FNF Service Locations with FNF's physical safety and security procedures. FNIS shall be responsible for any failures of FNIS or subcontractors to comply with FNF's physical safety and security procedures then in effect at the applicable FNF Service Locations, to the extent that such non-compliance causes damages to FNF.

        7.4 FNF Compliance. FNF shall comply at FNIS Service Locations with FNIS' physical safety and security procedures. FNF shall be responsible for any failures of FNF to comply with FNIS' physical safety and security procedures then in effect at the applicable FNIS Service Locations, to the extent that such non-compliance causes damages to FNIS.

        7.5 Data Security. Except to the extent otherwise agreed by the parties in Statement(s) of Work, both parties shall establish and maintain good and sound safeguards against the destruction, loss or alteration of the FNF Data or FNIS Data in the possession of FNF or FNIS. In the event that either party or, with respect to FNIS, its subcontractors, discover or are notified of a breach or potential breach of security relating to the FNF Data or FNIS Data, the discovering party shall immediately (i) notify the other party of such breach or such potential breach, and (ii) if the applicable FNF Data or FNIS Data was in the possession of the discovering party or the discovering party's agents, representatives and subcontractors, at the time of such breach or such potential breach, the discovering party shall (a) investigate such breach or such potential breach, and (b) inform the other party of the results of such investigation.



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

        7.6 Security Relating to Shared FNIS Environments. If FNIS provides the Services to FNF from an FNIS Service Location that also provides services to or processes data for any other FNIS customer, FNIS shall, in addition to its obligations under Section 7.5, at FNF's request, demonstrate to FNF's reasonable satisfaction that FNF's Confidential Information and FNF Data will not be disclosed to any such other FNIS customer.

        7.7 Data Sublicensing. The parties will identify FNIS Data as either FNIS Nonsublicensable Technology or FNIS Sublicensable Technology in the Description of Technology or applicable Statements of Work.

        7.8 Compliance with Laws. The parties hereby acknowledge that disclosure of some such data may be governed by various state and federal laws and regulations, and each party hereby agrees to comply with all such laws and regulations.

        7.9 Data Letter Agreements. Notwithstanding the foregoing, either party may use the other party's data as provided for in a letter agreement executed by the parties substantially in the form of the data letter agreement template set forth as Schedule 9 to govern the management and sharing of any particular Data or subset thereof by the parties and with third parties (each, a "DATA LETTER AGREEMENT").

8.0 FNF WEBSITES

        FNF Websites developed as part of the Services shall be New Development hereunder, and as such, wholly owned by FNF. FNIS may host such FNF Websites or provide, or have provided, services related to the FNF Websites under a Statement of Work (collectively, "Web Services").. FNF and FNIS hereby acknowledge and agree that any and all liability resulting from third-party use of the FNF Websites, exclusive of any liability resulting from Web Services, is the responsibility of FNF. FNF will indemnify FNIS from any such third-party claims pursuant to Section 14.0 hereof. That means FNF is responsible for ensuring that each FNF Website conforms with appropriate laws and regulation regarding the Internet, and that each such FNF Website has the appropriate Terms of Service, Terms of Use, and/or Privacy Policy posted thereon, unless such obligations have been assumed by FNIS under a Statement of Work.

9.0 HARDWARE PROCUREMENT

        9.1 Procurement. Upon FNF's written request and at FNIS' reasonable and good faith discretion, FNIS may obtain on behalf of FNF any FNF Hardware in exchange for relevant fees set forth in the Services Fee Schedule (the "PROCUREMENT SERVICES").

        9.2 Procurement Services. FNIS shall (i) identify suppliers with favorable terms for any FNF Hardware or Procurement Services, and (ii) acquire the FNF Hardware or Procurement Services on FNF's behalf or lease, or coordinate the leasing of such FNF Hardware to FNF.

        9.3 Designation of Hardware. Schedule 3 (the "DESCRIPTION OF HARDWARE") identifies the FNF Hardware owned by FNF as of the Effective Date, and the FNIS Hardware owned by FNIS as of the Effective Date.

10.0 PAYMENTS AND ACCOUNTING

        10.1 Fees; Invoices; and Payment. FNF shall pay to FNIS the Technology Fees set forth in the Technology Fee Schedule, the Services Fees set forth in the Services Fee Schedule, the fees set forth in any applicable Statement of Work, and/or the cost of the FNF Hardware (individually and collectively, the "FEES"). FNF will pay Fees for Emergency Services at the rate of $175 per hour. FNIS shall invoice FNF for the Fees in the manner and on the schedule set forth in the applicable schedule, Statement of Work, or otherwise mutually agreed by the parties in writing. FNIS shall provide invoices that include sufficient detail to enable FNF to validate fees and/or costs charged. Upon FNF's request, FNIS shall provide customized invoices to satisfy individual billing requirements of FNF, determined by FNF in its sole discretion. FNF reserves the right to return invoices with insufficient detail to FNIS and such invoices shall be deemed to be in dispute. Unless otherwise agreed in a Statement of Work, FNF shall pay undisputed sums due FNIS within thirty (30) days of receiving an invoice. FNIS shall invoice FNF in the manner and on the schedule set forth in the applicable Statement of Work, or as otherwise mutually agreed by the parties in writing.

        10.2 Taxes. FNF shall pay, or reimburse FNIS for payment of, any taxes (other than FNIS Taxes) or amounts paid in lieu of taxes (other than payments in lieu of FNIS Taxes), including privilege or excise taxes based on the gross revenue of FNIS, however designated or levied, based upon this Master Agreement, the charges of FNIS for the Services or materials provided under this Master Agreement. FNIS is responsible for, and will hold FNF harmless from and against the payment of franchise taxes, state and local real and personal property taxes, employment taxes for its employees and taxes based on the net income of FNIS ("FNIS TAXES").

        10.3 Late Fees. FNF will pay late fees (except for invoices disputed in good faith) at a rate of one-quarter percent (0.25%) per month from the date of the invoice on those Fees not paid by the sixtieth (60th) day following the day the related invoice was issued.

        10.4 Pro Rata Payment. If FNF terminates any Statement of Work or Service prior to the end of a pay period for any reason other than FNIS' breach of its obligations, FNF shall pay to FNIS the pro rata Fees due for that cancelled Statement of Work or those cancelled Services for the fractional term such Service were provided during a given pay period.

        10.5 Audits. FNIS shall keep complete, clear, and accurate records regarding its obligations and the calculation of Fees and costs payable hereunder. FNF shall have the right, upon no less than ten (10) calendar days prior written notice, to have an inspection and audit of FNIS' relevant books and records conducted by an independent audit professional chosen and paid by FNF no more than twice annually, during regular business hours, at FNIS' offices and in a manner that does not interfere with regular business operations. If an audit discloses a discrepancy in payments or charges, FNIS shall immediately pay to FNF the amount of the discrepancy, and if the discrepancy varies five (5%) percent or more from the amount actually due to or paid by FNF hereunder, then the FNIS shall also bear the costs of the audit. This provision shall survive any termination or expiration of this Master Agreement for a period of two (2) years. Further, pursuant to Statement of Auditing Standards ("SAS") No. 70, to the extent FNIS is providing systems support for external customer activities of FNF, FNF shall have the right to have an independent certified public accountant firm conduct an audit of such systems support at any time during the Term or within three years thereafter.

11.0 TERM AND TERMINATION

        11.1 Term of Master Agreement. The term of this Master Agreement begins on the Effective Date and ends one (1) year thereafter, unless earlier terminated herewith (the "TERM").

        11.2 Services Term. If a term is not specified in a Statement of Work or with respect to a particular Service under the Description of Services, such Statement of Work or the particular Service under the Description of Services shall expire upon completion of the Services described therein. Notwithstanding the foregoing, FNF may terminate any Statement of Work with or without cause upon ninety (90) days written notice to FNIS. For the avoidance of doubt, the Master Agreement shall survive the expiration or termination of each Statement of Work.

        11.3 Partial Termination for Cause. If either party fails to comply with any material term of a Statement of Work , the other party may terminate such Statement of Work following sixty (60) days written notice to the breaching party specifying any such breach unless, within the period of such notice, all breaches specified therein are remedied. If the breach is one which, by its nature, cannot be fully remedied in sixty (60) days, the parties shall cooperate to prepare a mutually acceptable plan within such sixty (60) day period to cure the breach and then pursuant to which, the breaching party shall undertake reasonable, diligent and good faith efforts to promptly remedy the breach. If the parties are unable to agree upon a plan to remedy the breach within such sixty (60) day period, the non-breaching party may terminate the corresponding Statement of Work. If, after the parties have agreed upon a remedial plan, the breaching party fails to comply with such plan, the non-breaching party may thereafter terminate such Statement of Work effective on written notice. Termination of any such Statement of Work shall not affect any obligations of either party as to the remaining Statements of Work under this Master Agreement which have not been so terminated and such obligations shall remain in full force and effect.

        11.4 Full Termination for Cause. If either party fails to comply with any material term of this Master Agreement, the other party may terminate this Master Agreement following sixty (60) days' written notice to the breaching party specifying any such breach unless, within the period of such notice, all breaches specified therein are remedied. A party breaching any term with respect to the other party's intellectual property or Confidential Information will use best efforts to remedy the situation immediately, and the nonbreaching party may proceed to see preliminary injunctive relief as appropriate and available, not withstanding Section 16.5. If the breach is one which, by its nature, cannot be fully remedied in sixty (60) days, the parties shall cooperate to prepare a mutually acceptable plan within such sixty (60) day period to cure the breach and then pursuant to which, the breaching party shall undertake reasonable, diligent and good faith efforts to promptly remedy the breach. If the parties are unable to agree upon a plan to remedy the breach within such sixty (60) day period, the non-breaching party may terminate this Master Agreement. If, after the parties have agreed upon a remedial plan, the breaching party fails to comply with such plan, the non-breaching party may thereafter terminate this Master Agreement effective on written notice.

        11.5 Effect of Termination or Expiration. Within thirty (30) days after expiration or termination of a Statement of Work, a particular Service under the Description of Services, or this Master Agreement: (a) each party will return (or, at the request of the owner of such Confidential Information, destroy or permanently delete) any Confidential Information in such party's possession or control; (b) FNIS will assign, transfer or sublicense Third Party Software and Third Party Data to FNF or take any other action reasonably requested by FNF to secure FNF's rights in and to such Third Party Software and Third Party Data, and (iii) FNIS will deliver any and all FNF Hardware to FNF and assign or transfer any lease or rental agreements related to the same. In the event FNF requests that FNIS provide transition assistance in connection with such transfers or assignments, FNF shall pay FNIS the Transition Fees as described in
Section 11.6, below.

        11.6 Transition Assistance Upon Termination. Upon termination of this Master Agreement, a particular Service pursuant to Section 11.2 hereof, or any Statement of Work for any reason, including breach by FNF, FNIS shall, if requested by FNF, provide FNF with reasonable training and other assistance to minimize disruption in the transition of the Services to FNF or a third party selected by FNF. FNIS' obligation to provide transition assistance shall continue for up to six (6) months after termination or expiration of the applicable agreement (the "TRANSITION PERIOD"). If FNF has requested such transition assistance, FNF shall pay FNIS for such assistance on time and materials basis at mutually agreed upon rates (the "TRANSITION FEES"). If termination is caused by FNF's breach, at FNIS' request, FNF shall pay to FNIS prior to the commencement of such transition services the reasonable estimated costs of FNIS services.

12.0 CONFIDENTIAL INFORMATION

        12.1 Obligation. Except as provided in this Master Agreement, neither party may use, reproduce, distribute or disclose Confidential Information it receives from the disclosing party under this Master Agreement, without the prior written authorization of the disclosing party. Each party must hold in confidence Confidential Information received from the other party and must protect the confidentiality thereof with the same degree of care that it exercises with respect to its own information of like importance, but in no event less than reasonable care, for the Term hereof and for seven (7) years following termination or expiration of this Master Agreement.

        12.2 Employee Access. Each party must inform its employees and contractors having access to the other party's Confidential Information of restrictions required to comply with this Section 12.0. Such employees and contractors shall be contractually required to comply with this Section 12.0. Each party agrees to provide notice



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

to the other immediately after learning of or having reason to suspect a breach of any of the restrictions of this Section 12.0.

        12.3 Legally Required Disclosures. The receiving party may divulge Confidential Information pursuant to statute, regulation or the order of a court of competent jurisdiction, provided that the receiving party notifies the disclosing party in writing and cooperates with the disclosing party, at the disclosing party's reasonable request and expense, in any lawful action to contest or limit the scope of such required disclosure.

13.0 REPRESENTATIONS AND WARRANTIES

        13.1 By FNF. FNF represents and warrants to FNIS as follows:

                a. Corporate Power. FNF (i) is a corporation duly incorporated, validly existing and in good standing under the State of Delaware, and (ii) has full corporate power to terminate the Prior Agreements and to consummate the transactions contemplated by this Master Agreement.

                b. Authority. This Master Agreement has been duly authorized, executed and delivered and constitutes a valid and binding agreement, enforceable against FNF in accordance with this Master Agreement's terms, subject to the effect of bankruptcy, insolvency, moratorium and other laws now or hereafter in effect relating to and affecting the rights of creditors generally and to equitable principles of general application.

                c. No Breaches. Neither the execution or delivery of this Master Agreement, nor the consummation of any of the transactions contemplated herein, will result in the breach of any term or provision of, or constitute a default under, any charter provision or bylaw, or material agreement (subject to any applicable required consent), order, law, rule or regulation to which it is a party or which is otherwise applicable to it.

                d. Non-Infringement. The FNF Technology does not and will not infringe the Intellectual Property Rights of any third party as may now or in the future exist.

                e. Compliance. In performing its obligations hereunder, FNF shall comply in all material respects with requirements all applicable Federal, state and local statutes, regulations and ordinances, including, without limitation, the Gramm-Leach-Bliley Act.

        13.2 By FNIS. FNIS represents and warrants to FNF as follows:

                a. Corporate Power. FNIS (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and (ii) has full corporate power to terminate the Prior Agreement and to consummate the transactions contemplated by this Master Agreement.

                b. Authority. This Master Agreement has been duly authorized, executed and delivered and constitutes a valid and binding agreement, enforceable against FNIS in accordance with this Master Agreement's terms, subject to the effect of bankruptcy, insolvency, moratorium and other laws now or hereafter in effect relating to and affecting the rights of creditors generally and to equitable principles of general application.

                c. No Breaches. Neither the execution or delivery of this Master Agreement, nor the consummation of any of the transactions contemplated herein, will result in the breach of any term or provision of, or constitute a default under, any charter provision or bylaw, or material agreement (subject to any applicable required consent), order, law, rule or regulation to which it is a party or which is otherwise applicable to it.

                d. Warranty of Compliance. All Services and Deliverables shall comply in all material respects to the applicable Statement of Work (including specifications, approved design and functional layout documents contained therein) or the Description of Services. The Services shall be rendered by qualified FNIS personnel, and shall be consistent with standard commercial practice.

                e. Non-Infringement. The FNIS Technology and the New Development does not and will not infringe the Intellectual Property Rights of any third party as may now or in the future exist and FNIS has the right to grant all of the licenses to FNF hereunder, free from all claims, liens, security interests or other encumbrances. FNIS shall not place on any of FNIS Technology or New Development any liens, security interest or other encumbrances that would in any manner affect FNF's licenses or ownership under this Master Agreement.

                f. Compliance. In performing its obligations hereunder, FNIS shall comply in all material respects with requirements all applicable Federal, state and local statutes, regulations and ordinances, including, without limitation, the Gramm-Leach-Bliley Act.

                g. No Viruses. FNIS will use its best efforts to ensure that the Deliverables do not and shall not contain, at the time of installation and to FNIS' knowledge, any timer, clock, counter, or other limiting design or routine, nor (to the best of FNIS' knowledge) any virus, that causes or could cause any FNF systems, or FNF Data (or any portion thereof) to become erased, inoperable, impaired, or otherwise incapable of being used in the full manner for which it was designed and licensed (including, without limitation, any design or routine that would impede copying thereof) after being used or copied a certain number of times, or after the lapse of a certain period of time, or after the occurrence or lapse of any similar triggering factor or event, or for any other reason. Furthermore, FNIS will use its best efforts to ensure that the Deliverables do not and shall not, to FNIS' knowledge, contain any virus, limiting design or routine that causes or could cause any of them to become erased, inoperable, impaired, or otherwise incapable of being used in the full manner for which it was designed and licensed pursuant to this Master Agreement because it has been installed on or moved to a hardware unit or system that has a serial number, model number, or other identification different from the identification of the one on which it was originally installed.

14.0 INDEMNIFICATION

        14.1 Indemnity by FNF. FNF agrees to indemnify, defend and hold harmless FNIS, and its respective officers, directors, shareholders, employees, agents, successors and assigns, in accordance with the procedures described in Section 14.3, from any and all losses arising from or in connection with any breach any of any representations or warranties by FNF set forth in Section 13.1.

        14.2 Indemnity by FNIS. FNIS agrees to indemnify, defend and hold harmless FNF and its officers, directors, shareholders, employees, agents, successors and assigns, in accordance with the procedures described in Section 14.3, from any and all losses arising from or in connection with the breach of any representation, warranty or covenant by FNIS set forth in Section 13.2.

        14.3 Indemnification Procedures.

                a. Notice. Promptly after receipt by any person entitled to indemnification under Sections 14.1 or 14.2 (an "INDEMNIFIED PARTY") of notice of the commencement (or threatened commencement) of any civil, criminal, administrative or investigative action or proceeding involving a claim in respect of which the Indemnified Party will seek indemnification, the Indemnified Party shall notify the party which is obligated to provide such indemnification (an "INDEMNIFYING PARTY") of such claim in writing.

                b. Effect of Failure to Provide Timely Notice. No failure to notify the Indemnifying Party shall relieve it of its obligations under this Master Agreement except to the extent that it can demonstrate damages attributable to the Indemnified Party's failure to notify.

                c. Control by Indemnifying Party. The Indemnifying Party shall be entitled to have sole control over the defense and/or settlement of such claim, provided that, within fifteen (15) days after receipt of such written notice, the Indemnifying Party notifies the Indemnified Party of its election to so assume full control, and provided further that the Indemnifying Party can demonstrate to the reasonable satisfaction of the Indemnified Party that the Indemnifying Party has the financial capability to indemnify the Indemnified Party. In that event: (i) the



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

Indemnified Party shall be entitled to participate in the defense of such claim and to employ counsel at the Indemnifying Party's reasonable expense to assist in the handling of such claim; (ii) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party before entering into any settlement of such claim or ceasing to defend against such claim if such settlement or cessation would cause injunctive or other relief to be imposed against the Indemnified Party; and (iii) the Indemnified Party shall be free to enter direct discussions with some or all claimants for purposes of settlement, and shall be free to enter into such settlement(s) on terms agreeable to the Indemnified Party (upon provision of reasonable notice to and consultation with the Indemnifying Party); provided, however, that the Indemnifying Party shall not be required to reimburse the Indemnified Party's expenses if the Indemnified Party has assumed control over the defense, and provided further that the Indemnified Party it shall not engage in or consummate any settlement discussions without the written approval and authority of Indemnifying Party.

                d. Participation by Indemnified Party. If the Indemnifying Party does not assume sole control over the defense of such claim as provided in this
Section 14.3, the Indemnifying Party may participate in such defense and the Indemnified Party shall have the right to defend the claim in such manner as it may deem appropriate, at the cost and expense of the Indemnifying Party. The Indemnifying Party shall promptly reimburse the Indemnified Party for such costs and expenses, in accordance with the applicable section of this Section 14.0. An Indemnifying Party shall not be required to indemnify any Indemnified Party for any amount paid or payable by such Indemnified Party in the settlement of any such claim which was agreed to without the written consent of the Indemnifying Party.

                e. Financial Capacity. The Indemnified Party may request, from time to time, that the Indemnifying Party demonstrate that it continues to have the financial capability to indemnify the Indemnified Party, and if the Indemnifying Party is unable to demonstrate such to the Indemnifying Party's reasonable satisfaction, the Indemnified Party may assume full control of the defense of such claim, but the Indemnifying Party shall continue to be responsible for indemnifying the Indemnified Party.

        14.4 Subrogation. In the event that an Indemnifying Party shall be obligated to indemnify an Indemnified Party pursuant to this Section 14.0, the Indemnifying Party shall, upon payment of such indemnity in full, be subrogated to all rights of the Indemnified Party with respect to the claims to which such indemnification relates.

15.0 DISCLAIMER OF WARRANTIES; LIMITATION OF LIABILITY

        15.1 Disclaimer. EXCEPT AS SPECIFIED IN THIS SECTION 15.0, NEITHER PARTY MAKES ANY OTHER WARRANTIES AND EXPLICITLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A SPECIFIC PURPOSE.

        15.2 Limitation of Liability. EXCEPT WITH RESPECT TO CLAIMS ARISING FROM MISUSE OF INTELLECTUAL PROPERTY, BREACH OF CONFIDENTIALITY, OR INDEMNIFICATION OBLIGATIONS, IN NO EVENT SHALL EITHER PARTY, OR ANY OF ITS AFFILIATES, PARTNERS, OFFICERS, EMPLOYEES, DIRECTORS, AGENTS, CONTRACTORS, REPRESENTATIVES, SUCCESSORS OR ASSIGNS, AS SUCH, BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INCIDENTAL, INDIRECT, CONSEQUENTIAL OR SPECIAL DAMAGES UNDER OR IN CONNECTION WITH THIS AGREEMENT. IN ANY EVENT, EXCEPT WITH RESPECT TO CLAIMS ARISING FROM MISUSE OF INTELLECTUAL PROPERTY, BREACH OF CONFIDENTIALITY, OR INDEMNIFICATION OBLIGATIONS, THE TOTAL LIABILITY OF EITHER PARTY, AND ITS AFFILIATES, PARTNERS, OFFICERS, EMPLOYEES, DIRECTORS, REPRESENTATIVES, SUCCESSORS AND ASSIGNS, TO THE OTHER PARTY FOR ANY LOSSES, IN CONNECTION WITH THIS AGREEMENT SHALL NOT EXCEED THE TOTAL COMPENSATION PAID BY FNF TO FNIS HEREUNDER DURING THE CONSECUTIVE SIX
(6) MONTH PERIOD IMMEDIATELY PRECEDING THE OCCURRENCE OF THE EVENT(S) GIVING RISE TO SUCH LIABILITY.



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

16.0 MISCELLANEOUS

        16.1 Force Majeure. Each party shall be excused from performance under this Master Agreement and shall have no liability to the other party for any period it is prevented from performing any of its obligations (other than payment obligations), in whole or in part, as a result of delays caused by the other party or by an act of God, war, civil disturbance, court order, labor dispute, or other cause beyond its reasonable control, including failures or fluctuations, in electrical power, heat, light, or telecommunications, and such nonperformance shall not be a default under, or grounds for termination of, this Master Agreement.

        16.2 Severability. If any provision of this Master Agreement is held to be unenforceable, then both parties shall be relieved of all obligations arising under such provision, but only to the extent that such provision is unenforceable, and this Master Agreement shall be deemed amended by modifying such provision to the extent necessary to make it enforceable while preserving its intent or, if that is not possible, by substituting another provision that is enforceable and achieves the same objective and economic result. If such unenforceable provision does not relate to the payments to be made to FNIS, and if the remainder of this Master Agreement is capable of substantial performance, then the remainder of this Master Agreement shall be enforced to the extent permitted by law. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT EACH PROVISION OF THIS AGREEMENT WHICH PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTIES, INDEMNIFICATION OR EXCLUSION OF DAMAGES OR OTHER REMEDIES IS INTENDED TO BE SEVERABLE AND INDEPENDENT OF ANY OTHER PROVISION AND TO BE ENFORCED AS SUCH. FURTHER, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT IN THE EVENT ANY REMEDY UNDER THIS AGREEMENT IS DETERMINED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE, ALL LIMITATIONS OF LIABILITY AND EXCLUSIONS OF DAMAGES OR OTHER REMEDIES SHALL REMAIN IN EFFECT.

        16.3 Relationship of the Parties. No employees, consultants, contractors or agents of one party shall, as a result of this Master Agreement, be considered agents, employees, partners, franchisees or joint ventures of the other party, nor do they have any authority to bind the other party by contract or otherwise to any obligation. They will not represent to the contrary, either expressly or implicitly. The parties have a nonexclusive relationship. FNF may, in its sole discretion, obtain services or technology from third parties similar or identical to the Services provided by FNIS, subject to FNIS' Intellectual Property Rights and FNF's confidentiality obligations. Similarly, FNIS may provide services similar or identical to the Services provided to FNF, subject to subject to FNF's Intellectual Property Rights and FNIS' confidentiality obligations.

        16.4 Independent Counsel. Each party represents, warrants and acknowledges that it has been represent by independent counsel of its choosing in the negotiation and execution of this Master Agreement.

        16.5 Choice of Law; Dispute Resolution; Attorneys' Fees. This Agreement shall be governed by and interpreted under the internal laws of the State of California without giving effect to any choice of law rules. If there is any dispute or disagreement between the parties either in interpreting any provision of this Agreement or about the performance of either party, then upon the written request of either party, each of the parties, through their respective Project Coordinators, will meet and confer to negotiate in good faith in an effort to resolve the dispute without any formal proceeding. During the course of such negotiation(s), all reasonable requests made by one party to the other for information, including copies of relevant documents, will be honored. The specific format for such discussions will be left to the discretion of the Project Coordinators. If the Project Coordinators are unable to resolve the dispute within thirty (30) days after their first meeting, then an Executive Committee made up of each party's then-acting President and one (1) additional executive from each party, Vice-President level or higher, will next attempt to resolve the dispute by adhering to the following procedure (which procedure will be implemented before either party pursues other available remedies, except that either party my seek injunctive relief from a court where appropriate in order to maintain the status quo while this procedure is being followed): The Executive Committee will hold a meeting promptly to attempt in good faith to negotiate a resolution of the dispute; provided, however, that no such meeting will be deemed to vitiate or reduce the obligations and liabilities of the parties or be deemed a waiver by a party hereto of any remedies to which such party would otherwise be entitled. If, within thirty (30) days after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, or made material progress in that regard, then the parties agree to submit the dispute to mediation in accordance with the then-current Model Procedure for Mediation of Business Disputes of the Center for Public Resources and to bear equally the costs of the mediation. The parties will jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the Center for Public Resources if the parties have been unable to agree upon such appointment within twenty
(20) days from the conclusion of the negotiation period. The parties agree to participate in good faith in the mediation and negotiations related thereto for a period of thirty (30) days. If the parties are not successful in resolving the dispute through the mediation, then the parties agree to submit the matter to binding arbitration in accordance with the Center for Public Resources rules for Non-Administered Arbitration of Business Disputes, by a sole arbitrator. Mediation and Arbitration will take place in the City of Santa Ana unless otherwise agree by the parties. The substantive and procedural law of the State of California will apply to the proceedings. Equitable remedies will be available in any arbitration. Punitive damages will not be awarded. This section is subject to the Federal Arbitration Act, 9 U.S.C.A. Section 1 et seq. and judgment upon the award rendered by the arbitrator, if any, may be entered by any court having jurisdiction thereof. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

        16.6 Import and Export Laws. The FNF Technology and FNIS Technology, including, without limitation, technical data regarding the same, is subject to U.S. export control laws and may be subject to export and import regulation in other countries. The parties agree to comply strictly with all such regulations and acknowledge that they have the responsibility to obtain such licenses to export, re-export or import such technology as may be required.

        16.7 Notices. When one party is required or permitted to give notice to the other, such notice shall be deemed given when delivered by hand or when mailed by United States mail, registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

        FNIS:   Fidelity National Information Solutions, Inc.
                2510 Red Hill Avenue
                Santa Ana, California  92705

        Attn:   Dwayne Walker, President and C.O.O.

        FNF:    Fidelity National Financial, Inc.
                4050 Calle Real
                Santa Barbara, California  93110

        Attn:   Edward Dewey, C.O.O.

        Either party may change its address for notification purposes by giving the other party written notice of the new address and the date upon which it will become effective.

        16.8 Construction. This Master Agreement has been negotiated by the parties and their respective counsel. This Master Agreement will be interpreted without any strict construction in favor of or against either party.

        16.9 Amendment and Waiver. Unless otherwise provided herein, this Master Agreement may not be modified, amended, or rescinded, in whole or part except by written instrument signed by the duly authorized representatives of both parties. No delay or omission by either party to exercise any right or power it has under this Master Agreement shall impair or be construed as a waiver of such right or power. A waiver by either party of any covenant or breach shall not be construed to be a waiver of any succeeding breach or of any other covenant. All waivers must be in writing and signed by the party waiving its rights.

        16.10 Binding Nature; Assignment. This Master Agreement shall bind the parties and their successors and permitted assigns. Neither party may assign this Master Agreement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed; provided, however, that either party may assign this Master Agreement to any entity which acquires all or substantially all of the assets of the party. Any other assignment attempted without the written consent of the other party shall be void.

        16.11 No Rights in Third Parties. The parties agree that this Master Agreement is for the benefit of the parties hereto and is not intended to confer any legal rights or benefits on any third party and that there are no third party beneficiaries to this Master Agreement or any part or specific provision of this Master Agreement, except for any Member.

        16.12 Entire Agreement; Conflicts. This Master Agreement, including all of its schedules and Statements of Work, each of which is incorporated into this Master Agreement, is the entire agreement between the parties with respect to its subject matter, and there are no other representations, understandings or agreements between the parties relative to such subject matter, including the Prior Agreements. The terms and conditions of this Master Agreement shall apply to each Statement of Work, and in the event of a conflict between the express terms of this Master Agreement and a Statement of Work, in which case the terms and conditions of this Master Agreement shall control unless such Statement of Work is signed by the then-acting President or Chief Executive Officer of each of FNF and FNIS. For the avoidance of doubt, the System Development, Maintenance and Information Technology Services Master Agreement on or about May 23, 2001, as amended and restated on July 9, 2002, is completely superceded by this Master Agreement.

        16.13 Media Releases. All media releases, public announcements and public disclosures by FNF or FNIS or their employees or agents relating to this Master Agreement or its subject matter, including promotional or marketing materials shall be coordinated with and approved by the other party prior to release, which approval shall not be unreasonably withheld. This restriction does not apply (i) to any announcement intended solely for internal distribution within FNF or within FNIS, or (ii) any disclosure required by legal, accounting or regulatory requirements beyond the reasonable control of the disclosing party.

        16.14 Survival. The following sections shall survive termination or expiration of this Master Agreement: Sections 1, 5.2(f), 5.6, 6, 8, 11.5, 11.6, and 12 through 16. Any permitted End User licenses will survive in accordance with their terms.

        16.15 Counterparts. This Master Agreement may be executed in counterparts, each of which will be deemed an original, and all of which will constitute one agreement.

        IN WITNESS WHEREOF, intending to be legally bound hereby, the parties have caused this Master Agreement to be executed and delivered by their duly authorized representatives as of the Effective Date set forth above.


FIDELITY NATIONAL                       FIDELITY NATIONAL
INFORMATION SOLUTIONS, INC.             FINANCIAL, INC.

By: /s/ NEIL JOHNSON                    By: /s/ PETER SADOWSKI
   --------------------------------        -------------------------------------

Name:  Neil Johnson                     Name:  Peter Sadowski

Title: Executive Vice President/        Title: Executive Vice
       Chief Financial Officer                 President/General Counsel

Date: March 27, 2003                    Date: March 27, 2003

SCHEDULE 1.     DESCRIPTION OF TECHNOLOGY

SCHEDULE 2.     DESCRIPTION OF DATA

SCHEDULE 3.     DESCRIPTION OF FNF HARDWARE

SCHEDULE 4.     DESCRIPTION OF SERVICES

SCHEDULE 5.     TECHNOLOGY FEE SCHEDULE

SCHEDULE 6.     SERVICES FEE SCHEDULE

SCHEDULE 7.     STATEMENT(S) OF WORK TEMPLATE

SCHEDULE 8.     END USER TERMS AND CONDITIONS

SCHEDULE 9.     DATA LETTER AGREEMENT TEMPLATE

SCHEDULE 10.    SHORT-TERM TERMINABLE SERVICES

                       SCHEDULE 6. SERVICES FEE SCHEDULE
------------------------------------------------------------------------------------------------------------------
  DOS
REFERENCE         CATEGORIES             SERVICES                                          FIXED          VARIABLE
------------------------------------------------------------------------------------------------------------------
                  PROJECT                Time & Materials                                                  [*]
                  WORK                   Consultant Fees                                                   [*]
                                         Merger & Acquisition Activity                                     [*]

  1               FNIS CALL              Call Center Description
                  CENTER                   -Desktop Services - NLS                                         [*]
                                           -NLS - Evening back up tapes                    [*]
                                           -Print Shop Desktop Support                                     [*]
                                           -Claims/Legal Desktop Support                   [*]
                                           -Trust Accounting Desktop Support                               [*]
                                           -Asset Management Desktop Support                               [*]
                                           -Cash Management Desktop Support                                [*]
                                         Trust Services Group Desktop Support                              [*]
                                           -Loan Portfolio Services Desktop Support                        [*]
                                           -Trust Services Group Desktop Support                           [*]
                                         Other Project Work                                                [*]

   2              FNF CORPORATE          CLAIMS                                            [*]
                  SYSTEMS                  -CPS - Claims Processing System
                                           -LIPS - Litigation Inquiry Processing System
                                           -Reinsurance System
                                         NAS - National Agency System
                                           -Premier
                                           -AIMS
                                         Accounting Application Support
                                           -Bank Reconciliation (Simon, STAT)
                                           -GL Interface
                                           -NBU - National Business Units
                                           -Document Direct
                                         Corporate Mainframe
                                         Forms Processing - 1099s                          [*]
                                         Other Project Work                                                [*]

   3              CTT PRODUCTION         SIERRA TISTAR                                     [*]
                  SYSTEMS                TEAM                                              [*]
                                           -TEAM Application Support
                                           -TEAM After Hour Support
                                           -NLS/Conseco Support Service
                                           -EorderNet Support Service
                                           -Team Document Delivery
                                           -CTT/EDI - Team Bank Reconciliation
                                         Team/Plant Hardware Maintenance                   [*]
                                         Other Project Work                                                [*]

   4              FNT PRODUCTION         SIMON                                             [*]
                  SYSTEMS                SIMON Application Support                         [*]
                                           -SIMON Hardware Support
                                           -SIMON Field Services Support
                                           -SIMON Networking Support
                                           -SIMON After Hours Support - General & ME
                                           -RETS Application Support
                                           -RETS Hardware Support
                                           -STATS Application Support
                                           -Sparing Strategy
                                           -OMS Translator/RealEC
                                           -STAT - Stand Alone/Batch Trust Accounting
                                           -FNDS - Document Services
                                           -RETS - Real Estate Tracking Services (NJ only)
                                           -HIQ - Homeonwers Insurance Quote
                                           -Field Tech Services

------------------------
 [*] Omitted pursuant to Rule 24b-2.

  DOS
REFERENCE         CATEGORIES             SERVICES                                          FIXED          VARIABLE
---------         ----------             --------                                          -----          --------
                                         SIMON (con't)
                                           -OTS Applicaton Support
                                           -OTS Hardware Support
                                           -OTS Field Services Support
                                           -OTS Networking Support
                                           -OTS 6.x, 7.x
                                           -OTS Lite
                                         OTS Gold Rush                                                     [*]
                                         SIMON Deployment (MAC)                                            [*]
                                         ExpressNet/EN Client                                [*]
                                         High Priority Inventory Management                  [*]
                                         Printer Support - Lexmark                           [*]
                                         Other Project Work                                                [*]

   5              DISTRIBUTED            Microsoft Server Support                            [*]
                  SYSTEMS                  -Novell Server Support
                                         Other Project Work                                                [*]

   6              EMAIL &                Email Support (General Support, Creations,          [*]
                  MESSAGING                deletions, mods, and synchs)                      [*]
                                           -BlackBerry Support (General Support, Setup,
                                               and terminations)
                                           -SPAM Application Monitoring (per mailbox)
                                         Other Project Work                                                [*]

   7              FNF-WAN & LAN          FNF-WAN*                                            [*]
                                                                                             [*]
                                         FNF Network Management                              [*]
                                         FNF Network Monitoring                              [*]

   8              PROPERTY               Plant Systems SLA - Chatsworth                      [*]
                  INSIGHT                Plant Systems SLA - Chicago                         [*]
                                         Plant Systems SLA - Miami                           [*]
                                         Project Work                                        [*]
                                         Data Center Projects                                              [*]

   9              TELECOM                Telecommunications Services                         [*]
                                         Long Distance Services                              [*]
                                                                                             [*]
 10/11            FNF WEB                FNF Web Hosting                                     [*]
                  SERVICES               Web Content Services                                [*]
                                         FNF Internal Web Sites                              [*]
                                         Other Project Work                                                [*]

  12              LDAP                   LDAP/Edirectory                                     [*]
                                         LDAP Ghost Account Mgmt                             [*]
                                         Usage & Customization                                             [*]

  13              TRAINING               Simon, STAT, OTS, Team                                            [*]
                                         Other Training                                                    [*]

 14/15            SECURITY & DRP         ESM Security and DRP                                [*]
                                         Team Disaster Recovery                              [*]
                                         Audits/Compliance Reporting/Privacy Policy/                       [*]
                                           Planning/Assessments
------------------------------------------------------------------------------------------------------------------
 [*] Omitted pursuant to Rule 24b-2.

------------------------------------------------------------------------------------------------------------------
  DOS
REFERENCE         CATEGORIES             SERVICES                                          FIXED          VARIABLE
------------------------------------------------------------------------------------------------------------------
                  NGS                    NGS Development                                                  [*]
                                         NGS Data Center/NOC                                              [*]
                                         NGS Training                                                     [*]
                                         NGS Deployment                                                   [*]
                                         NGS Annual Maintenance                            [*]
                                         NGS Secuirity & DRP                               [*]
                                         NGS WAN                                                          [*]
------------------------------------------------------------------------------------------------------------------


*FNF WAN
Office Size                              Monthly Monitoring Rate
-----------

Small             T1 or DSL              [*]
Medium            2 T1's                 [*]
Large             Over 2 T1's            [*]

                                         Monthly Maintenance Rate
Small             DSL                    [*]
Small             T1 or less             [*]
Medium            2 T1's                 [*]
Large             Over 2 T1's            [*]

----------------------
 [*] Omitted pursuant to Rule 24b-2.